UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): [July 18], 2007

ASIAN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

000-27129
(Commission File Number)

Wyoming	91-1922225
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

No. 3 Jinyuan Road
Daxing District Industrial Development Zone
Beijing, People’s Republic of China
Post Code: 102600
(Address of principal executive offices, with zip code)

+86 10 6021 2222
(Registrant’s telephone number, including area code)

69930 Highway 111, Suite 100, Rancho Mirage, CA 92270
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2007, the Company entered into an employment contract with Gene Michael Bennett, a former Independent Director of the Company, whereby Mr. Bennett was appointed the Chief Financial Officer (CFO) of the Company with effect from July 18, 2007. As the principal financial officer, Mr. Bennett is responsible for the financial management of the Company. Mr. Bennett will receive an annual base salary of US$132,000 plus an annual discretionary bonus, stock options and separation benefits. Mr. Bennett’s employment agreement is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)

On July 18, 2007, Mr. Gene Michael Bennett resigned as an Independent Director, chair of the Audit Committee and member of the Compensation and Nominating Committees of the Company. Mr. Bennett did not have any disagreement with the Company in relation to his resignation and he was provided with a copy of the disclosures made by the Company in response to this Item 5.02 on July 18, 2007.

On July 18, 2007, Mr. Christopher Patrick Holbert, aged 36, was appointed Independent Director of the Company, chair of the Audit Committee and member of the Compensation and Nominating Committees of the Company. Prior to joining the Company, from 2005 to 2006, Mr. Holbert was the Director of Finance for CDC Corporation. From July 2006 to today, Mr. Holbert is the chief financial officer of Techfaith Wireless Technology Limited. He is a Certified Public Accountant and has 12 years of experience in the field of accounting and financial management.

(b)

On July 18, 2007, Ms. Baiyun Sun resigned as the Interim Chief Financial Officer of the Company.

(c)

On July 18, 2007, Mr. Gene Michael Bennett was appointed as the Chief Financial Officer of the Company. Prior to joining the Company, Mr. Bennett was a partner of Nexis Investment Consulting Corporation (Beijing) since 2004, which assisted Chinese companies from its China offices to raise funds and assisted US companies in finding the appropriate mergers and acquisitions candidates and investments. Before that, from 2000 to 2004, Mr. Bennett was the partner of ProCFO, which provided contract CFO service for firms needing an interim CFO.  Mr. Bennett is a Certified Public Accountant (Inactive). Other than the foregoing compensation arrangements with the Company and his previous service as an independent director of the Company, Mr. Bennett has not had any related transactions or proposed transactions with the Company since the beginning of the Company’s last fiscal year, in which the amount exceeds US$100,000. There are no family relationships between Mr. Bennett and any director or executive officer of the Company. Further, Mr. Bennett does not hold any other directorships as defined in Item 401(e)(2) of Regulation S-K other than as independent director of Sureland, Inc. and China Shenghuo Phamaceutical Holding, Inc.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Employment Agreement with Gene Michael Bennett

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asian Financial, Inc.
Date: July 18, 2007
	By:	/s/ Wenhua Guo
Wenhua Guo
Chief Executive Officer